UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 13, 2006



                          MEDISCIENCE TECHNOLOGY CORP.
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             (Exact name of registrant as specified in its charter)


        NEW JERSEY                      0-7405                   22-1937826
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(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)


1235 Folkestone Way, P.O. Box 598, Cherry Hill, New Jersey            08034
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        (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code (215) 485 0362

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2- below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Section 1   Registrants Business and Operations

Item 1.01. Entry into a material definitive agreement
(June 13, 2006) MEDISCIENCE TECHNOLOGY CORP. (MDSC-OTC) and a New York Investment Group executed an agreement seeking a minimum of $5 million and a maximum of $10,000,000 on terms favorable to registrant's shareholders and providing for a "firm commitment public offering' by Registrants wholly owned subsidiary for its Ingestible Diagnostic Pill presently under joint development with its equity partner INFOTONICS Research of Rochester NY --the" Compact Photonic Explorer". The Underwriting Agreement and related agreements shall contain such other terms and conditions as are customarily contained in agreements of such character.

(Submitted in full compliance with sections 8-K 1.01 and 2.01 re: "materiality" as applicable and in fulfillment of SEC Section 6, 6.01 Regulation (FD) Full Disclosure, and Section 7 and 7.0 as well as all applicable and presently effective Sarbanes-Oxley disclosure requirements under Regulation G.


Item 9.01 Financial Statements and Exhibits

      c) Exhibits

99.1      Press Release of the Company, dated June 13, 2006
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MEDISCIENCE TECHNOLOGY CORP. (OTCBB- MDSC) reports Investment Banking Agreement for a "firm commitment public offering' minimum of $5 million and a maximum of $10,000,000 for its Ingestible Diagnostic Pill.



                                   SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 12,2004



s/s Peter Katevatis CEO
Mediscience Technology Corp.
June 13, 2006